Exhibit 99.1

Contact: Lendway, Inc. Biz McShane, CFO (763) 392-6200

FOR IMMEDIATE RELEASE

LENDWAY, INC. ANNOUNCES NAME CHANGE TO BLOOMIA HOLDINGS, INC. (TULP)

MINNEAPOLIS, MN – January 30, 2026 – Lendway, Inc. (the “Company”) today announced that it will change its corporate name to Bloomia Holdings, Inc. The name change is expected to be effective on or around February 2, 2026, on the Nasdaq Capital Market (the “NASDAQ”). Concurrent with the corporate name change, the Company’s common stock will begin trading under the symbol TULP on the NASDAQ. The Company’s CUSIP number will remain the same. As previously announced, the name change better aligns the Company’s corporate identity with its current operations and long-term growth objectives.

Lendway’s Chairman and Co-Chief Executive Officer, Mark Jundt, commented, “Our tulip business, under the name Bloomia, is our prized asset and primary focus of the Company. Changing the Company’s name reflects our focus, commitment and enthusiasm for the future of Bloomia.” Co-Chief Executive Officer Dan Philp added, “In addition to the name change, we chose the ticker symbol TULP because it is the Dutch word for tulip and aligns with our new focus. The ticker symbol “TULP” reflects many important aspects of our business.”

About Bloomia Holdings, Inc.

Bloomia Holdings, Inc. (Nasdaq: TULP) is a specialty ag company focused on making and managing its ag investments in the U.S. and internationally. The Company is the majority owner of Bloomia, one of the largest producers of fresh-cut tulips in the United States. For additional information, contact (800) 874-4648 or visit our website at www.lendway.com. Investor inquiries can be submitted to info@lendway.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not statements of historical or current facts are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, statements regarding expectations, plans, strategies, objectives, future performance, and anticipated events or results. Forward-looking statements are based on management’s current assumptions and expectations and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.